UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): December 31, 2008

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

Employment Agreement with Jack R. Barber

On January 1, 2009, we entered into an employment agreement with Jack R. Barber, Ph.D., our Chief Scientific Officer, under which we agree to continue Dr. Barber’s employment in that capacity through December 31, 2009.  Under his employment agreement, Dr. Barber is entitled to a base annual salary of $275,000, the same annual salary he received in his current capacity during 2008.  We agree in his employment agreement to review Dr. Barber’s base salary periodically, and may increase (but not decrease) it in our sole discretion.  In the event we terminate Dr. Barber’s employment without “cause” (as defined in his employment agreement), we agree to pay him a lump-sum severance amount equal to six months’ base annual salary under his employment agreement.

Employment Agreement with Shi Chung Ng

On January 1, 2009, we entered into an employment agreement with Shi Chung Ng, Ph.D., our Senior Vice President – Research and Development, under which we agree to continue Dr. Ng’s employment in that capacity through December 31, 2009. Under his employment agreement, Dr. Ng is entitled to a base annual salary of $275,000, the same annual salary he received in his current capacity during 2008.  We agree in his employment agreement to review Dr. Ng’s base salary periodically, and may increase (but not decrease) it in our sole discretion.  Dr. Ng also is eligible to receive a bonus as determined by us in our sole discretion.  In the event we terminate Dr. Ng’s employment without “cause” (as defined in his employment agreement), we agree to pay him a lump-sum severance amount equal to six months’ base annual salary under his employment agreement.

Employment Agreement with Benjamin S. Levin

On January 1, 2009, we entered into an employment agreement with Benjamin S. Levin, our Vice President — Legal Affairs, General Counsel and Secretary, under which we agree to continue Mr. Levin’s employment in that capacity through December 31, 2009.  Under his employment agreement, Mr. Levin is entitled to a base annual salary of $275,000, the same annual salary he received in his current capacity during 2008.  We agree in his employment agreement to review Mr. Levin’s base salary periodically, and may increase (but not decrease) it in our sole discretion.  Mr. Levin also is eligible to receive a bonus as determined by us in our sole discretion.  In the event we terminate Mr. Levin’s employment without “cause” (as defined in his employment agreement), we agree to pay him a lump-sum severance amount equal to six months’ base annual salary under his employment agreement.

Employment Agreement with Scott Wieland

On January 1, 2009, we entered into an employment agreement with Scott Wieland, under which we agree to employ Mr. Wieland as our Senior Vice President – Drug Development, through December 31, 2009.  Under his employment agreement, Mr. Wieland is entitled to a base annual salary of $275,000.  We agree in his employment agreement to review Mr. Wieland’s base salary periodically, and may increase (but not decrease) it in our sole discretion.  Mr. Wieland also is eligible to receive a bonus as determined by us in our sole discretion.  In the event we terminate Mr. Wieland’s employment without “cause” (as defined in his employment agreement), we agree to pay him a lump-sum severance amount equal to six months’ base annual salary under his employment agreement.

Employment Agreement with John Y. Caloz

On January 1, 2009, we entered into an employment agreement with John Y. Caloz, under which we agree to employ Mr. Caloz as our Chief Financial Officer through December 31, 2009.  Mr. Caloz had served since October 26, 2007 as our Chief Accounting Officer.  Under his employment agreement, Mr. Caloz is entitled to a base annual salary of $275,000.  We agree in his employment agreement to review Mr. Caloz’s base salary periodically, and may increase (but not decrease) it in our sole discretion.  Mr. Caloz also is eligible to receive a bonus as determined by us in our sole discretion.  In the event we terminate Mr. Caloz’s employment without “cause” (as defined in his employment agreement), we agree to pay him a lump-sum severance amount equal to six months’ base annual salary under his employment agreement.

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 1, 2009, we agreed to employ John Y. Caloz as our new Chief Financial Officer on the terms described in Item 1.01, above, which information is incorporated herein by reference.  On December 31, 2008, Mitchell K. Fogelman resigned as our Chief Financial Officer.

Mr. Caloz, age 56, joined us as Chief Accounting Officer in October 2007. Before joining us, he acted as a financial consultant.  Prior to that, Mr. Caloz served from April 2005 to May 2006 as Chief Financial Officer of Occulogix, Inc., a Nasdaq-listed medical-therapy company.  From 2001 to 2004, Mr. Caloz served as Chief Financial Officer of IRIS International Inc., a California medical device manufacturer.  Before that, he served as Chief Financial Officer of Synarc, Inc., a medical imaging company, and from 1993 to 1999 he was Senior Vice President, Finance and Chief Financial Officer of Phoenix International Life Sciences Inc. of Montreal, Canada, which was acquired by MDS Inc. in 1999.  From 1983 to 1993, Mr. Caloz was a partner at Rooney, Greig, Whitrod, Filion & Associates of Saint Laurent, Quebec, Canada, a firm of Chartered Accountants specializing in research and development and technology companies.  Mr. Caloz is a Chartered Accountant and holds a degree in Accounting from York University, Toronto, Canada.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTRX CORPORATION By: /s/ Steven A. Kriegsman Steven A. Kriegsman President and Chief Executive Officer

Dated: January 6, 2009